SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

VIASAT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Filed by Viasat, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Viasat, Inc.

(Commission File No.: 000-21767)

This filing consists of a press release that Connect Topco Limited (“Inmarsat”) distributed relating to the proposed business combination transaction between Viasat, Inc. (“Viasat”) and Inmarsat contemplated in that certain Share Purchase Agreement, dated as of November 8, 2021, by and among Viasat and the other parties thereto.

Additional Information About the Transaction and Where to Find It

This communication is being made in respect of the proposed business combination transaction between Viasat and Inmarsat pursuant to the terms of that certain Share Purchase Agreement, dated as of November 8, 2021, by and among Viasat and the shareholders of Inmarsat. Viasat intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in respect of a stockholder meeting to obtain stockholder approval in connection with the transaction. The definitive proxy statement will be sent or given to the stockholders of Viasat and will contain important information about the transaction and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VIASAT, INMARSAT AND THE PROPOSED TRANSACTION. Investors and stockholders may obtain a free copy of these materials (when available) and other documents filed by Viasat with the SEC through the website maintained by the SEC at www.sec.gov. In addition, free copies of these materials will be made available free of charge through Viasat’s website at https://www.viasat.com.

Participants in the Solicitation

Viasat, and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Viasat in connection with the transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Viasat’s stockholders in connection with the transaction will be set forth in Viasat’s definitive proxy statement for its stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the transaction will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the transaction.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements regarding future events that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, forecasts and projections about the industries in which Viasat and Inmarsat operate and the beliefs and assumptions of their respective management. The parties use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words and similar expressions to identify forward-looking statements. Forward looking statements include, among others, statements that refer to the benefits of and realization of synergies from the transaction, including expected resulting enhancements to the combined company’s systems, products and services and the anticipated operations, financial position, liquidity, performance, prospects or growth and scale opportunities of Viasat, Inmarsat or the combined company; integration activities; the anticipated value of the combined business to Viasat and stakeholders; the expected performance of Viasat’s and Inmarsat’s technologies; expected impact of the transaction on Viasat’s results of operations and financial condition; anticipated growth and trends in the business or key markets; the closing of the transaction, including the need for stockholder approval and the satisfaction of regulatory and other closing conditions; and plans, objectives and strategies for future operations. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: risks and uncertainties related to the transaction, including the failure to obtain, or delays in obtaining, required regulatory approvals or clearances; the risk that any such approval may result in the imposition of conditions that could adversely affect Viasat, the combined company or the expected benefits of the transaction; the failure to satisfy any of the closing conditions to the transaction on a timely basis or at all; any adverse impact on the business of Viasat or Inmarsat as a result of uncertainty surrounding the transaction; the nature, cost and outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement for the transaction, including in circumstances requiring Viasat to pay a termination fee; the risk that Viasat’s stock price may decline significantly if the transaction is not consummated; the failure to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; risks that the transaction disrupts current plans and operations or diverts management’s attention from its ongoing business; the effect of the announcement of the transaction on the ability of Viasat to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; the ability of Viasat to successfully integrate Inmarsat operations, technologies and employees; the ability to realize anticipated benefits and synergies of the transaction, including the expectation of enhancements to Viasat’s products and services, greater revenue or growth opportunities, operating efficiencies and cost savings; the ability to ensure continued performance and market growth of the combined company’s business; changes in the global business environment and economic conditions; the availability and cost of credit; risks associated with the construction, launch and operation of satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; Viasat’s or the combined company’s ability to successfully develop, introduce and sell new technologies, products and services; changes in relationships with key customers, suppliers, distributors, resellers and others as a result of the transaction or otherwise; Viasat’s and Inmarsat’s reliance on a limited number of third parties to manufacture and supply their respective products; the risk of litigation or regulatory actions to Viasat and/or Inmarsat; inability to retain key personnel; the impact of the COVID-19 pandemic on Viasat’s or Inmarsat’s business, suppliers, consumers, customers, and employees or the overall economy; Viasat’s and the combined company’s level of indebtedness and ability to comply with applicable debt covenants; and other factors affecting the communications industry generally. In addition, please refer to the risk factors contained in Viasat’s SEC filings available at www.sec.gov, including Viasat’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and such reports that are subsequently filed with the SEC, including the definitive proxy statement to be filed with the SEC in connection with the transaction. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Viasat undertakes no obligation to update or revise any forward-looking statements for any reason.

The following press release was distributed on November 8, 2021 by Inmarsat.

Inmarsat shareholder group supports combination with Viasat to create a new global communications innovator

London, U.K. (November 08, 2021) – The shareholder group of Inmarsat (“Inmarsat” or the “Company”) – which comprises Canada Pension Plan Investment Board (“CPP Investments”), Ontario Teachers’ Pension Plan Board (“Ontario Teachers’”), Warburg Pincus LLC (“Warburg Pincus”) and funds advised by Apax Partners LLP (“Apax”), (together, the “Consortium”) acting through their jointly-owned entity, Connect BidCo – today welcomes the announcement of a definitive agreement between Viasat, Inc. (NASDAQ: VSAT) (“Viasat”) and the shareholders of Inmarsat to combine and create a leading global communications innovator with enhanced scale and scope to affordably, securely and reliably connect the world.

The proposed combination integrates two businesses headquartered in the United Kingdom (“U.K.”) and United States, respectively, which together generate $4.1 billion in annual revenues1 and operate a premier fleet of 19 in-orbit satellites with 10 more spacecraft under construction for planned launch in the next three years. It brings together two organisations with highly complementary technology assets, resources, capabilities and service portfolios.

Together, Viasat and Inmarsat are positioned to deliver an improved communication offering to customers globally. The combined business will have the resources to accelerate innovation, delivering enhanced quality of service (speed, bandwidth, flexibility, reliability, low latency, coverage, security), product choice, and greater value to existing and new customers. Together, Viasat and Inmarsat will enable the availability of advanced new services in mobile and fixed segments, driving greater customer choice in broadband communications and narrowband services (including Internet of Things or “IoT”).

The Consortium has accepted Viasat’s offer for the entire ordinary share capital of Inmarsat and will retain a significant minority stake in the combined company. Under the terms of the agreement, Inmarsat shareholders will receive $4.0 billion composed of $850 million in cash, subject to adjustments, and approximately 46.36 million newly issued Viasat shares, which represent a 37.5% ownership on a fully diluted basis, valued at $3.1 billion, based on the closing price of $67.00 per Viasat share on November 5, 2021.

The Consortium expects the combined company to build on the strategic and operational progress achieved at Inmarsat to date, and by remaining significant minority shareholders, it is backing a transaction which presents strong industrial logic. Under the Consortium’s ownership, Inmarsat has invested to enhance its go-to-market, product and network capabilities, including the recent launch of GX-5 and the upcoming launches of the I-6 satellites serving the Company’s L-band business for the next 15 years.

Inmarsat has an exceptional presence in the growing global mobility segment and is at the forefront of network design, including its recently announced multi-dimensional mesh network. The Company is preparing to expand its global network later this year with its most powerful and advanced commercial communications satellite ever.

[1]	expected for calendar 2021

Viasat plans to build on Inmarsat’s presence in the U.K. and is committed to preserving and growing the investment of the combined company in U.K. space communications, as well as supporting the recently published National Space Strategy. The combined company will cooperatively engage with the U.K. government with a view to operating in the U.K. consistent with the commitments previously made by Inmarsat/Connect BidCo and expects continued constructive engagement across the U.K.’s thriving innovation ecosystem. It further intends to work closely with the U.K. government to bring additional space capabilities and other advanced technologies to the country as well as long-term, highly skilled engineering and related jobs for U.K.-based employees. Viasat plans to preserve and grow Inmarsat’s London headquarters, as well as its footprint in Australia and Canada and across Europe, the Middle East and Africa and Asia Pacific.

Rajeev Suri, Chief Executive Officer of Inmarsat, said: “I am pleased our shareholders have supported a combination that enables Inmarsat to join forces with Viasat, a recognized global innovator in space and broadband communications. With our shareholders backing, Inmarsat has successfully returned to strong growth, weathered the pandemic and renewed its technology capabilities. I want to thank our shareholders for enabling Inmarsat to enter this transaction from a position of strength, as well as for their vote of confidence in the combination by becoming equity holders in the combined group.”

The transaction is subject to customary closing conditions including Viasat shareholder approval and regulatory approvals.

ENDS

MEDIA ENQUIRIES

FTI Consulting

Edward Bridges - +44 (0)776 821 6607

Mitch Barltrop - +44 (0)780 729 6032

Ambrose Fullalove - +44 (0)797 098 2748

ABOUT THE CONSORTIUM

About Canada Pension Plan Investment Board

Canada Pension Plan Investment Board (CPP Investments™) is a professional investment management organization that manages the Fund in the best interest of the more than 20 million contributors and beneficiaries of the Canada Pension Plan. In order to build diversified portfolios of assets, investments are made around the world in public equities, private equities, real estate, infrastructure and fixed income. Headquartered in Toronto, with offices in Hong Kong, London, Luxembourg, Mumbai, New York City, San Francisco, São Paulo and Sydney, CPP Investments is governed and managed independently of the Canada Pension Plan and at arm’s length from governments. At June 30, 2021, the Fund totalled $519.6 billion. For more information, please visit www.cppinvestments.com or follow us on LinkedIn, Facebook or Twitter.

About Ontario Teachers’ Pension Plan Board

Ontario Teachers’ Pension Plan Board (“Ontario Teachers’”) is the administrator of Canada’s largest single-profession pension plan, with C$227.7 billion in net assets (all figures at June 30, 2021 unless noted). It holds a diverse global portfolio of assets, approximately 80% of which is managed in-house, and has earned an annual total-fund net return of 9.6% since the plan’s founding in 1990. Ontario Teachers’ is an independent organization headquartered in Toronto. The defined-benefit plan, which is fully funded as at January 1, 2021, invests and administers the pensions of the province of Ontario’s 331,000 active and retired teachers. For more information, visit www.otpp.com and follow us on Twitter @OtppInfo

About Warburg Pincus

Warburg Pincus LLC is a leading global growth investor. The firm has more than $67 billion in private equity assets under management. The firm’s active portfolio of more than 215 companies is highly diversified by stage, sector, and geography. Warburg Pincus is an experienced partner to management teams seeking to build durable companies with sustainable value. Founded in 1966, Warburg Pincus has raised 20 private equity funds, which have invested more than $97 billion in over 960 companies in more than 40 countries. The firm is headquartered in New York with offices in Amsterdam, Beijing, Berlin, Hong Kong, Houston, London, Luxembourg, Mumbai, Mauritius, San Francisco, São Paulo, Shanghai, and Singapore. For more information, please visit http://www.warburgpincus.com/

About Apax

Apax Partners LLP (“Apax”) is a leading global private equity advisory firm. For nearly 50 years, Apax has worked to inspire growth and ideas that transform businesses. The firm has raised and advised funds with aggregate commitments of more than $60 billion. The Apax Funds invest in companies across four global sectors of Healthcare, Tech, Services, and Internet/Consumer. These funds provide long-term equity financing to build and strengthen world-class companies. For further information about Apax, please visit www.apax.com

Safe Harbor

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of the products of Viasat and the Company, increased levels of competition for Viasat and the Company, new products and technological changes, the dependence of Viasat and the Company on third-party suppliers, and other risks detailed from time to time in Viasat’s periodic reports filed with the U.S. Securities and Exchange Commission.